UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2012

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., unless the context otherwise provides.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2012, the Compensation Committee of our Board of Directors approved a revised annual incentive plan for our executive officers and 2012 corporate goals.

Annual Incentive Plan

Under the Annual Incentive Plan, each participant is assigned an incentive target that is expressed as a percentage of annual base salary, and the participant’s incentive award, if any, is based on the achievement of pre-established corporate and, in the discretion of the Compensation Committee, individual goals. All participants have the same corporate goals. Each of the goals is approved by the Compensation Committee.

Individual incentive awards are to be determined at the end of applicable fiscal year based upon the level of goal achievement, the quality of achievement, the participant’s role in goal achievement and the weighting of each goal. If individual goals are assigned to a participant, the relative weighting of the individual goals will not exceed 40% of the participant’s overall incentive target. The Compensation Committee and the Board can change or waive any provision in the incentive plan at any time, including, without limitation, its award formula, performance measures and payout schedule. The Compensation Committee and the Board can also exclude participants and exercise discretion, including canceling the plan or any earned awards, and the Compensation Committee may modify or adjust any participant’s annual incentive award from zero to 150% of the formulaic goal achievement. Eligible participants must be actively employed with us on the last day of the applicable fiscal year to receive an incentive award, and participation in the incentive plan is not a guarantee of continued employment.

All of our executive officers participate in the plan. The following table lists the named executive officers and their incentive target expressed as a percentage of their base salary:

Individual	Incentive Target
Jack Lief, President and Chief Executive Officer	55%

Dominic P. Behan, Ph.D., Senior Vice President and Chief Scientific Officer	40%

Robert E. Hoffman, Vice President, Finance and Chief Financial Officer	40%

William R. Shanahan, Jr., M.D., Senior Vice President and Chief Medical Officer	40%

Steven W. Spector, Senior Vice President, General Counsel and Secretary	40%

2012 Goals

The Compensation Committee, in consultation with the Board, approved specific corporate goals for 2012, which relate to the following categories: (i) plans and progress relating to research and development and, if applicable, commercialization; (ii) licensing and collaboration efforts; and (iii) budget and finance. No individual goals were approved for purposes of the Annual Incentive Plan in 2012.

The above description is qualified in its entirety by reference to the Annual Incentive Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Annual Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2012	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Annual Incentive Plan